Exhibit (e)(ii)

June 30, 2006

Legg Mason Investor Services, LLC

100 Light Street

P.O. Box 1476

Baltimore, MD 21203-1476

Re: Notice of Creation of New Series of Western Asset Funds, Inc. (the “Corporation”)

Reference is made to the Distribution Agreement (the “Agreement”) between the Corporation and Legg Mason Investor Services, LLC (“LMIS”) dated as of December 1, 2005. The Corporation hereby notifies LMIS that it intends to establish one additional series of the Corporation, to be known as Western Asset Absolute Return Portfolio (the “New Portfolio”). The Corporation desires to have LMIS render services with respect to the New Portfolio as Distributor under the Agreement. Attached as Annex I is an amended and restated Appendix A to the Agreement. All other provisions in the Agreement remain unchanged.

Please indicate your agreement to provide such services by having an authorized officer sign the enclosed receipt copy of this notice and return it in the enclosed self-addressed stamped envelope. If you have any questions or comments, please call Russell Aborn, Esq. at (617) 951-7009.

LEGG MASON INVESTOR SERVICES, LLC	WESTERN ASSET FUNDS, INC.

By:	By:
Name:	Name:	Susanne D. Wilson
Title:	Title:	Vice President

ANNEX I

Appendix A

(amended and restated June 30, 2006)

Investment Company	Fund	Dated Added:
Western Asset Funds, Inc.	Western Asset U.S. Government Money Market Portfolio	December 1, 2005

	Western Asset Money Market Portfolio	December 1, 2005

	Western Asset Limited Duration Bond Portfolio	December 1, 2005

	Western Asset Intermediate Bond Portfolio	December 1, 2005

	Western Asset Intermediate Plus Bond Portfolio	December 1, 2005

	Western Asset Core Bond Portfolio	December 1, 2005

	Western Asset Core Plus Bond Portfolio	December 1, 2005

	Western Asset Inflation Indexed Plus Bond Portfolio	December 1, 2005

	Western Asset High Yield Portfolio	December 1, 2005

	Western Asset Non-U.S. Opportunity Bond Portfolio	December 1, 2005

	Western Asset Global Strategic Income Portfolio	December 1, 2005

	Western Asset Enhanced Equity Portfolio	December 1, 2005

	Western Asset Absolute Return Portfolio	June 30, 2006